Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements have been prepared to give pro forma effect to the acquisition by Geos Communications, Inc.  ( “Geos” or the “Company”) of all of the ownership interests in both Shoot It! LLC,( Shoot It!) and D Mobile, Inc. ( D Mobile) as if they had occurred on December 31, 2009 for presentation of the balance sheet data and as if they had occurred on January 1, 2009 for the statement of operations data.  However, since Shoot It! was newly incorporated and first became operational on April 15, 2009, its operating results are only included from that date forward.

The unaudited pro forma condensed combined balance sheets and statements of operations as of December 31, 2009 and for the year then ended are based on the historical  consolidated financial statements of Geos, Shoot It!, and D Mobile, after giving effect to the Company’s acquisition of Shoot It! on February 19, 2010 and D Mobile and March 1, 2010.

The pro forma adjustments are based upon currently available information and certain assumptions that we believe are reasonable under the circumstances. The Company has made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements.  These preliminary estimates and assumptions are subject to change as the Company finalizes the purchase price assessment and the valuation of the intangible assets acquired.  These changes could result in material variances between future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items. The acquisitions of Shoot It! and D Mobile have been accounted for using the acquisition method of accounting for a business combination in which all transaction costs are expensed as incurred and the total purchase price, consisting of the fair value of consideration transferred is allocated to the assets acquired and liabilities assumed based upon estimated fair values.  The excess of such consideration transferred over the net identifiable assets is considered as goodwill.

The pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of Shoot It!, D Mobile and the historical consolidated financial statements and accompanying notes of GEOS, included in our annual report in Form 10-K for the years ended December 31, 2009.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that would have been reported had the Shoot It! and D Mobile acquisitions been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial position.

GEOS COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2009

	GEOS Communications	Shoot It!	Pro Forma Adjustments		D Mobile	Pro Forma Adjustments			Combined Pro Forma
	Historical	Historical			Historical
ASSETS
Current Assets:
Cash and Cash Equivalents	$1,041,830	$114,434	$-		$298,850		$(75,000	)(3)	$1,380,114
Inventories	65,050	-	-		2,485		-		67,535
Prepaid Expenses and Other Current Assets	17,826	-	-		76,780		-		94,606
Total Current Assets	1,124,706	114,434	-		378,115		(75,000)		1,542,255
Property and Equipment, Net	1,385,526	219,751	99,249		218,781		-		1,923,307
Other Assets:
Intangible Assets, Net of Amortization	2,441,900	-	367,000	(3)	-		686,000	(3)	3,494,900
Goodwill	-	-	832,858	(3)	-		1,018,473	(3)	1,851,331
Deposits	83,489	-	-		-		-		83,489
Investments, at Cost	250,000	-	(250,000	)(3)	-		-		-
Note Receivable	60,000	-	-		-		(60,000	)(3)	-
Total Other Assets	2,835,389	-	949,858		-		1,644,473		5,429,720
Total Assets	$5,345,621	$334,185	$1,049,107		$596,896		$1,569,473		$8,895,282

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$416,509	$24,970	$-		$8,415	$			$449,894
Accrued Expenses	1,058,177	23,400	(23,400	)(4)	21,559		-		1,079,736
Deferred Revenue	33,374	-	-		8,377		-		41,751
Convertible Bonds	50,000	-							50,000
Notes Payable	9,000	-			60,000		(60,000	)(4)	9,000
Total Current Liabilities	1,567,060	48,370	(23,400)		98,351		(60,000)		1,630,381
Long Term Portion of Convertible Notes	-	-	-		2,362,790		(2,362,790	)(4)
Series A–D, Preferred Shares Subject to Mandatory Redemption	7,880,627	-	-		-		-		7,880,627
Series G Convertible Preferred Shares Subject to Mandatory Redemption	-	-	1,358,322	(3)	-		2,128,018	(3)	3,486,340
Total Liabilities	9,447,687	48,370	1,334,922		2,461,141		(294,772)		12,997,348

Series F Convertible Preferred Shares, 5,000,000 Shares Authorized, and 7,550 shares Issued and Outstanding	5,047,057	-	-		-		-		5,047,057
Commitments And Contingencies

Stockholders’ (Deficit):
Preferred Series A units	-	890,000	(890,000	)(4)	200		(200	)(4)	-
Common Stock	46,705,124	-	-		267		(267	)(4)	46,705,124

Additional Paid In Capital	-	-	-		1,999,890		(1,999,890	)(4)	-
Accumulated Other Comprehensive Income	-	-	-		27,990		(27,990	)(4)	-
Accumulated Deficit	(55,854,247)	(604,185)	604,185	(4)	(3,892,592)		3,892,592	(4)	(55,854,247)
Total Stockholders’ (Deficit)	(9,149,123)	285,815	(285,815)		(1,864,245)		1,864,245		(9,149,123)
Total Liabilities and Stockholders’ (Deficit)	$5,345,621	$334,185	$1,049,107		$596,896		$1,569,473		$8,895,282

 See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

GEOS COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Statement of Operations

	GEOS Communications	Shoot It!	Pro Forma Adjustments		D Mobile	Pro Forma Adjustments		Combined Pro Forma
	For the Year Ended December 31, 2009	From the Period of Inception (April 15, 2009) to December 31, 2009			For the Year Ended December 31, 2009

Net Revenue	$344,577	$19,740	$-		$72,257	$-		$436,574
Cost of Revenue	674,254	10,542	-		203,312	-		888,108
Gross Profit (Loss)	(329,677)	9,198	-		(131,055)	-		(451,534)

General and Administrative Expenses	9,390,655	589,983	14,060	(4)	672,886	92,600	(4)	10,792,414
			24,438	(4)
			7,792	(4)

Loss From Operations	(9,720,332)	(580,785)	(46,290)		(803,941)	92,600		(11,243,948)

Other Income (Expense):
Interest Income	71,635	-	-		6,371	-		78,006
Interest Expense	(1,463,399)		(282,979	) (4)	(87,911)	(568,630	) (4)	(2,402,919)
Loss on Extinguishment of Debt	(1,469,523)	-	-		-	-		(1,469,523)
Gain on Forbearance of Debt	29,569	-	-		-	-		29,569
Total Other Income (Expense)	(2,831,718)	-	(282,979)		(81,540)	(568,630)		(3,764,867)

Net Loss	(12,552,050)	(580,785)	(329,269)		(885,481)	(661,230)		(15,008,815)

Beneficial Conversion Feature on Series F Convertible Preferred Shares	(2,870,825)	-	-		-	-		(2,870,825)
Dividends on Preferred Stock Series A	(176,844)	(23,400)	23,400	(4)	-	-		(176,844)
Dividends on Series G.
Net Loss attributable to Common Shareholders	$(15,599,719)	$(604,185)	$(305,869)		$(885,481)	$(661,230)		$(18,056,484)

Weighted Average Common Shares Outstanding:
Basic and Diluted	29,124,906	-	-		-	-		29,124,906
Basic and Diluted Loss Per Common Share:	$(0.54)	-	-		-	-		$(0.62)

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

GEOS COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Unaudited Pro Forma Consolidated Financial Statements

Note 1 Background Information

On February 19, 2010, Geos Communications Inc. (“GEOS” or the “Company”) entered into and closed an Agreement and Plan of Merger (the “Shoot It! Merger Agreement)” with Shoot It!, LLC., an Arizona limited liability company (“Shoot It!”), certain security holders of Shoot It! and Shoot It! Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of (“Shoot It! Merger Sub”).  Subject to the terms and conditions of the Shoot It! Merger Agreement, Shoot It! was merged with and into Shoot It! Merger Sub (the “Shoot It! Merger”) with Shoot It! Merger Sub surviving as a wholly-owned subsidiary of the Company.

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of the Company and Shoot It! after giving effect to the purchase price—consisting of the issuance of 2,167 shares of Preferred Series G shares with a fair value of $1,358,322 and cash transferred in 2009 for a cost investment of $250,000 by the Company in connection with the Shoot It! acquisition—and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

On February 12, 2010, the Company entered into an Agreement and Plan of Merger (the “D Mobile Merger Agreement)” with D Mobile, Inc., a Delaware corporation (“D Mobile”), Jonathan Serbin (“Serbin”) and D Mobile Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“D Mobile Merger Sub”).  Subject to the terms and conditions of the D Mobile Merger Agreement, D Mobile was merged with and into D Mobile Merger Sub (the “D Mobile Merger”) with D Mobile Merger Sub surviving as a wholly-owned subsidiary of the Company. On March 1, 2010, the Company entered into a First Amendment to the D Mobile Merger Agreement (the “   First Amendment”). Pursuant to the First Amendment, the D Mobile Merger Agreement was amended to provide for each D Mobile security-holder to have the option for ten days following the closing of the Merger to elect (the “Cash Election”) to receive $49.68 in lieu of each share of Series G  Preferred Stock and each Parent Warrant to purchase a share of Series G Preferred Stock that such security-holder would have received in the D Mobile Merger. One Shareholder elected the cash option which resulted in $75,000 being paid at closing.

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of the Company and D Mobile after giving effect to the purchase price—consisting of the issuance of 3,110.84 shares of Preferred Series G shares with a fair value of $2,128,018 which includes $163,118 in warrants to purchase Preferred Series G Shares and application of a Note Receivable of $120,000( balance at closing) and cash of $75,000 by the Company in connection with the D Mobile acquisition—and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

Note 2 Basis of Pro Forma Presentation

Goodwill-

In determining the valuation of goodwill, the Company is applying ASC 805, “Business Combinations” (“ASC 805”). The acquisition method of accounting is used for all business combinations where the acquiror is identified for each business combination. ASC 805 defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.

ASC 805 requires an entity:

●	to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.
●	to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.
●	to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.
●	to recognize contingent consideration at the date of acquisition, based on the fair value at that date.

Preferred Shares Series G-

The Company applies the guidance enumerated in ASC Topic No. 480 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” and “Classification and Measurement of Redeemable Securities,” when determining the classification and measurement of preferred stock. Preferred shares subject to mandatory redemption are classified as liability instruments and are measured initially at fair value with accretion of interest expense and dividends related to the shares added to the mandatory redemption value using the effective interest method.

Note 3 Acquisition of Shoot It! and D Mobile and Allocation of Purchase Price

SHOOT IT!-

Shoot It! was incorporated April 15, 2009, and currently provides mobile applications for sending picture postcards from smart phones.

Effective February 19, 2010, the Company acquired Shoot It! with the issuance of 2,167 shares of Preferred Series G shares with a fair value of $1,358,322, based on an independent appraisal, and a previous investment of $250,000.  There were no contingent consideration arrangements. Also, there is no non-controlling interest.

The estimated purchase price for Shoot It!, as presented below on December 31, 2009, represents preliminary fair value estimates at the date of acquisition (all amounts are approximate).

Consideration transferred at fair value:
Cash transferred in 2009 for cost investment	$250,000
Series G Preferred Shares at fair value	1,358,322
Total consideration	$1,608,322

Fair Value of Net assets acquired:
Cash and cash equivalents	$114,434
Purchased Technology	319,000
Non Compete Agreements	22,000
Trade Name	345,000
Goodwill	832,858
Liabilities	(24,970)
Total net assets acquired	$1,608,322

D MOBILE -

Effective March 1, 2010, the Company acquired D Mobile with the issuance of 3,110.84 shares of Preferred Series G shares with a fair value of $2,128,018 which includes warrants for 258.25 Series G preferred shares with a fair value of $163,118, both of which are based on an independent appraisal, and a Note Receivable of $120,000 (of which $60,000 was issued subsequent to December 31, 2009) and cash of $ 75,000.  There were no contingent consideration arrangements. Also, there is no non-controlling interest. D Mobile currently operates a retail channel for the discovery and download of licensed mobile content under the brand name Duo Guo in China.

The estimated purchase price for D Mobile as presented below on December 31, 2009, represents preliminary fair value estimates at the date of acquisition (all amounts are approximate).

Consideration transferred at fair value:
Cash	$75,000
Note Receivable from D Mobile	60,000
Series G Preferred Shares at fair value	1,964,900
Series G Preferred Shares Warrants at fair value	163,118
Total consideration	$2,263,018

Fair Value of Net assets acquired:
Cash and cash equivalents	$298,850
Other Assets	79,265
Property and equipment	218,781
Trademark	626,000
Non Compete Agreement	60,000
Goodwill	1,018,473
Liabilities	(38,351)
Total net assets acquired	$2,263,018

Note 4 Pro Forma Financial Statement Adjustment

The Shoot It! pro forma adjustments represent the elimination of the Preferred Shares Series A ($890,000) and related dividends ($23,400), and the Accumulated Deficit of $604,185 as part of the acquisition, as well as to record the preliminary amount of the Shoot It! goodwill in connection with the fair value of assets acquired and liabilities assumed and the original cash investment and preferred shares issued in connection with the acquisition.

The pro forma adjustments represent the elimination of the D Mobile’s preferred shares ($200), Common Stock ($267), Notes Payable to Geos($60,000), Convertible Notes Payable($2,362,790) Additional Paid In Capital ($1,999,890), Other Comprehensive Income($27,990), and the reversal of accumulated deficit ($3,892,592) as part of the acquisition, as well as to record the preliminary amount of the D Mobile goodwill in connection with the fair value of assets acquired and liabilities assumed and the original cash investment and preferred shares issued in connection with the acquisition.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the weighted average number of our common shares outstanding.  The issuance of these shares is considered outstanding as of December 31, 2009.  Diluted earnings per share will not be presented since the Company has a net loss, and the effect of the Company’s common stock equivalents would be anti-dilutive.

Other General and Administrative

The estimated useful life for the Non Compete for Shoot It! was 2 years, and 10 years for the Trade Name.  The useful life for purchased technology equipment was 5 years. Accordingly, the following incremental amortization for the period April 19, 2009 to December 31, 2009 was recorded to reflect the long lived assets at fair value at the date of acquisition less original amortization of $ 5805:
Depreciation and Amortization
Purchased Technology	$14,060
Non Compete Agreement	7,792
Trade Name	24,438
Total Incremental Amortization	$46,290

The estimated useful life for the Non Compete for D Mobile was 2 years, and 10 years for the Trademark.  Accordingly, the following incremental amortization for the year ended December 31, 2009 was recorded to reflect the long lived assets at fair value at the date of acquisition:
Amortization
Non Compete Agreement	$30,000
Trademark	62,600
Total Incremental Amortization	$92,600

Preferred shares subject to mandatory redemption are classified as liability instruments and are measured initially at fair value with accretion of interest expense and dividends related to the shares added to the mandatory redemption value using the effective interest method.  Accretion to redemption is included in the Statement of Operations totaling $282,979 for Shoot It! and $568,630 for D Mobile.